UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 12,2008


                        LOCATEPLUS HOLDINGS CORPORATION
                          (Exact name of registrant as

                           specified in its charter)

                                   000-49957
                            (Commission File Number)

                  DELAWARE                           04-3332304
      (State or other jurisdiction                (I.R.S. Employer
            of incorporation)                     Identification No.)

                         100 CUMMINGS CENTER, SUITE 235M
                                BEVERLY, MA 01915
             (Address of principal executive offices, with zip code)

                                 (978) 921-2727
                        (Registrant's telephone number,
                              including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The Company announced that at a meeting of the Board of Directors held on December 1, 2008, the Board voted to extend an offer for the position of Director to George Isaac. On December 11, 2008, Mr. Isaac accepted this offer .

Mr. Isaac is a Massachusetts Certified Public Accountant and is affiliated with the Massachusetts Board of Certified Public Accountants and the American Institute of Certified Public Accountants. He is well experienced in all areas of financial management having practiced as a CPA for 25 years within a financial career that reaches back nearly 40 years. His experience includes management, business consulting, budgeting, managerial accounting, risk management, internal controls, tax advice and preparation, financial planning and reporting, audit functions, banking functions, and all treasury functions including SEC compliance. Specifically, his current practice involves services as a consulting CFO. In the past he has served as CFO for a publicly traded company, a managing partner of a public accounting firm, has managed a commercial office building. As a board member of a community bank and a publicly traded company he has served as a member and is familiar with the functioning of board audit committees, executive committees, and compensation committees. His experience includes the negotiation of significant expansion and growth credit availability but also downsizing to maintain profitability where necessary. He is proficient in Russian and German. For the past five years Mr. Isaac has served as a consulting Chief Financial Officer for several closely held businesses in Massachusetts with responsibility for all financial planning and reporting, tax preparation, banking and related treasury functions for each of his clients.





SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATEPLUS HOLDINGS CORPORATION

By /s/ James C. Fields

James C. Fields
President and CEO
Date: December 12, 2008